EXHIBIT 5

                                BAKER & DANIELS
                     300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana  46204-1782
                                (317) 237-0300
                              FAX (317) 237-1000
                             www.bakerdaniels.com


July 22, 1999

American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana 47708

Ladies and Gentlemen:

            We have acted as counsel to American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to $3,000,000,000 aggregate principal amount of its debt securities (the "Debt Securities"), including the preparation of:

            (a) The Company's Registration Statement on Form S-3 relating to the Debt Securities (the "Registration Statement"); and

            (b) The Indenture, dated as of May 1, 1999, between the Company and Citibank, N.A. ("Citibank"), as Trustee, pursuant to which the Debt Securities are to be issued, in the form in which it is being filed as an exhibit to the Registration Statement (the "Indenture").

            For purposes of this opinion, we have examined originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we have deemed advisable. We also have made such examination of statutes and decisions and reviewed such questions of law we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts material to this opinion, we have relied upon certificates, statements or representations of officers of the Company, public officials and others, without any independent verification thereof.

            The laws covered by the opinions expressed herein are limited to the laws of the State of Indiana and, with respect to the opinions expressed in 2 below, the laws of the State of New York.

            On the basis of and subject to the foregoing, we are of the opinion that:

                                        -2-                       July 22, 1999

            1. The Company is existing as a corporation under the laws of the State of Indiana.

            2. When the issuance of a Debt Security has been duly authorized by all necessary corporate action of the Company as contemplated by the Indenture, subject to the Indenture having been duly executed and delivered by the Company and to the terms of such Debt Security being otherwise in compliance with then applicable law, and when such Debt Security has been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of the Indenture and as described in the Registration Statement, which Registration Statement shall have become effective, the supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Debt Security, such Debt Security will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (a) enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the extent that the obligations of the Company under such Debt Security may be dependent upon such matters, we assume for purposes of this opinion that Citibank is a national banking association at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and that the Indenture will have been, before the issuance and sale of such Debt Security, duly authorized, executed and delivered by Citibank and will, at such time, constitute the valid and legally binding obligation of Citibank, enforceable against Citibank in accordance with its terms.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                    Yours very truly,

                                    /s/ BAKER & DANIELS